UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

AmerisourceBergen Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

Explanatory Note
On January 27, 2022, AmerisourceBergen Corporation (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) for the 2022 Annual Meeting of Shareholders, which will be held virtually via live webcast at 3:30 p.m., Eastern Time, on Thursday, March 10, 2022. The Company is filing this revised definitive proxy statement (the “Revised Definitive Proxy”) to: (i) revise a subheading and add certain language that was inadvertently omitted from Item 5 of the Proxy Statement relating to a shareholder proposal; (ii) correct statements made in the Proxy Statement relating to the impact of abstentions on Items 2 through 6; and (iii) clarify the deadlines for submissions of shareholder proposals and nominations for inclusion in the 2023 proxy statement and for presentation at the Company’s 2023 Annual Meeting of Shareholders. This Revised Definitive Proxy amends: (i) page 33 of the Proxy Statement in its entirety; (ii) Item 5 of the Proxy Statement in its entirety; (iii) the section entitled “Frequently Asked Questions About the 2022 Annual Meeting of Shareholders and Voting at the Meeting — How many votes are needed for each proposal to pass and how are the votes counted?” as originally set forth on pages 95-96 of the Proxy Statement in its entirety; and (iv) the section entitled “Requirements for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Shareholders” as originally set forth on pages 96-97 of the Proxy Statement in its entirety.
Except as described above, this filing does not modify or update any disclosures presented in the Proxy Statement. From and after the date of this filing, any references to the “Proxy Statement” are to the Proxy Statement as amended hereby. Shareholders who have already voted need not take any action but may, if they wish, change or revoke their vote by following the instructions described on page 94 of the Proxy Statement. Shareholders who have not voted are encouraged to vote as soon as possible.

Amendments to Proxy Statement
Page 33 of the Proxy Statement is hereby replaced in its entirety with the following:
The proxy access provision in our bylaws allows an eligible shareholder or group of no more than 20 eligible shareholders that has maintained continuous ownership of 3% or more of our Common Stock for at least three years to include in our proxy materials for an annual meeting of shareholders a number of director nominees up to the greater of two or 20% of the directors then in office. Loaned stock that can be recalled within three days may count towards an eligible shareholder’s 3% beneficial ownership requirement, which must be maintained at least until the annual meeting at which the proponent’s nominee will be considered. Proxy access nominees who do not receive at least a 25% vote in favor of election will be ineligible as a nominee for the following two years. Provisions in the Shareholders Agreement with Walgreens Boots Alliance would not permit Walgreens Boots Alliance to use proxy access. If any shareholder proposes a director nominee under our advance notice provision, we are not required to include any proxy access nominee in our proxy statement for the annual meeting. Information required under the proxy access provision must be provided to us in writing to: Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428, no earlier than August 30, 2022 and no later than September 29, 2022 to be considered for the 2023 Annual Meeting of Shareholders. In considering any nominee proposed by a shareholder in accordance with the requirements set forth in our bylaws, the Governance, Sustainability and Corporate Responsibility Committee will reach a conclusion based on the nominee evaluation criteria described under “Identification and Evaluation of Director Nominees and Overboarding Policy” beginning on page 13 of the Proxy Statement. After full consideration, the shareholder proponent will be notified of the decision of the committee.
Item 5 of the Proxy Statement is hereby replaced in its entirety with the following:
Item 5 — Shareholder Proposal to Adopt a Policy That No Financial Metric Be Adjusted to Exclude Legal or Compliance Costs in Determining Executive Compensation
The following shareholder proposal has been submitted to the Company for action at the 2022 Annual Meeting by the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001. The International Brotherhood of Teamsters General Fund has indicated that it has beneficially owned at least $2,000 of our Common Stock continuously for at least one year and that it intends to own at least such amount through the 2022 Annual Meeting. In accordance with proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to the Company other than minor formatting changes. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The Board does not support the adoption of this proposal as it believes it is not in the best interest of the Company or its shareholders.

Shareholder Proposal
RESOLVED, that shareholders of AmerisourceBergen, Corp. (“AmerisourceBergen”), urge the Board of Directors to adopt a policy that no financial performance metric shall be adjusted to exclude legal or compliance costs when evaluating performance for purposes of determining the amount or vesting of any senior executive compensation award. “Legal or compliance costs” are expenses or charges associated with any investigation, litigation or enforcement action related to drug distribution, including legal fees; amounts paid in fines; penalties or damages; and amounts paid in connection with monitoring required by any settlement or judgment of claims of the kind described above. “Incentive Compensation” is compensation paid pursuant to short-term and long-term incentive compensation plans and programs. The policy should be implemented in a way that does not violate any existing contractual obligation of the Company or the terms of any compensation or benefit plan. The Board shall have discretion to modify the application of this policy in individual cases and shall provide a statement of reasons to shareholders for any such individual modification.
SUPPORTING STATEMENT: As an AmerisourceBergen shareholder, we support compensation arrangements that incentivize senior executives to drive growth while safeguarding company operations and reputation over the long-term. We believe this requires that the company adopt a policy that financial performance metrics should not be adjusted to exclude legal or compliance costs in evaluating performance for incentive payouts to senior executives. The policy is to provide the Compensation Committee with the discretion to exclude charges where it deems it in the interests of shareholders, although such situations should be accompanied by robust disclosure and justification.
The need for this reform is amply demonstrated by the costly litigation AmerisourceBergen faces over the opioid crisis and last year’s Say-on-Pay vote.
According to the 2021 proxy statement, AmerisourceBergen uses adjusted non-GAAP EPS and adjusted non-GAAP operating income in its short-term incentive program, and compound annual adjusted non-GAAP EPS in its performance share awards. In all three cases, the metrics are calculated to exclude litigation charges. In fiscal 2020, therefore, they excluded the impact of the company’s $6.6 billion opioid-related expense accrual — a charge that drove the company to its largest ever loss and exceeded cumulative earnings over the prior nine fiscal years.
In the event, with the opioid charges excluded, the company’s short-term incentive program and fiscal 2018-2020 performance share awards paid out above target for the named executives. This led to a contentious Say-on-Pay vote at the 2021 shareholder meeting, where 48% of shares cast opposed the proposal.
We believe that insulating senior executives from legal risks by removing associated costs from the metrics that determine their incentive compensation distorts incentives around compliance and undermines the alignment with shareholders. A superior approach to aligning executive pay with the company’s performance would be to include legal and compliance costs.
We urge shareholders to vote for this proposal.
AmerisourceBergen Corporation’s Statement in Opposition to the Shareholder Proposal
The Board of Directors recommends that you vote AGAINST the Item 5 shareholder proposal (Item 5 on the Proxy Card) for the following reasons:
The metrics in AmerisourceBergen’s compensation program are consistent with the financial measures used to evaluate our business performance, are transparently disclosed, and align with long-term shareholder interests.
AmerisourceBergen’s executive compensation program links compensation for our executive officers to the metrics used by management to set business goals and evaluate financial results for internal planning and external reporting. The performance-based components of our executive compensation program are based on non-GAAP metrics, which our Board believes most effectively measure and reward operational performance and provide consistency and transparency between our financial reporting and compensation outcomes. In fiscal year 2021, the Compensation and Succession Planning Committee (“Compensation Committee”) chose adjusted earnings per share, adjusted operating income and adjusted free cash flow as the key metrics for our annual plan performance goals.
We disclose the adjustments made between GAAP and non-GAAP financial measures for metrics used in our incentive compensation program. We have consistently excluded certain financial gains and charges, including those related to litigation, that are not indicative of our ongoing operating performance because they are outside the control of the Company, inherently unusual, non-operating, unpredictable, non-cash or non-recurring. We believe these adjustments are appropriate for incentivizing executives to make decisions that are aligned with the long-term interests of shareholders because litigation and other one-time gains and charges may be unrelated to management performance or may reflect decisions made by an earlier management team.
However, the Compensation Committee is also committed to holding our management team accountable for events within its control and maintains a process to consider the use of discretion for adjustments related to significant, non-recurring financial events, as appropriate. The Compensation Committee recognizes that certain events, such as the impact from the opioid litigation settlement accrual, should be reflected in final compensation decisions, and is committed to both ensuring that the financial outcomes of our business and shareholders remain in alignment and providing transparency in this process.
We believe that by considering company performance, individual results, and code of conduct values, our incentive compensation program is appropriately designed to align the interests of our senior executives with the long-term interests of our shareholders. In addition, the provisions allowing for the forfeiture and clawback of annual cash bonuses and equity awards set forth in our Omnibus Incentive Plan serve as a means to redress detrimental behavior by current and former executives, and we have a Compensation Recoupment Policy, as described on page 56 of the Proxy Statement.
The Compensation Committee is committed to the use of discretion to adjust executive compensation payouts to ensure that the financial outcomes of our business and shareholders remain aligned.
The Compensation Committee conducts a thorough and thoughtful review of our calculated financial metrics and corresponding potential payouts before making final executive compensation decisions. This review includes considering whether adjustments to NEO compensation are appropriate, including through the exercise of negative discretion, to ensure compensation outcomes are fully aligned with the interests and views of shareholders.
Following a disappointing say-on-pay vote at our 2021 Annual Meeting, we proactively engaged with a substantial portion of our shareholder base to better understand their views. The Compensation Committee carefully considered the feedback heard through engagement, in combination with Company-specific circumstances, in determining compensation actions for fiscal year 2021. Among the actions taken, the Compensation Committee exercised negative discretion on short-term incentive payouts to reflect the magnitude of the opioid settlement accrual recorded in fiscal year 2020.
In addition, the Compensation Committee enhanced and provided clarity for how it considers discretion for significant, non-recurring financial events, including:
▪
A commitment to disclose the Compensation Committee’s decision process for any potential use of discretion;

▪
Greater transparency of the Compensation Committee’s decision-making process for executive compensation more broadly; and

▪
Enhancements to the Compensation Committee’s process for reviewing any potential adjustments to reported financial results on a quarterly basis, with final approval of adjustments at year end.

The application of negative discretion and other responsive actions taken by the Compensation Committee were intended to better reflect the shareholder experience related to the magnitude of the opioid litigation settlement accrual recorded in fiscal year 2020. For more information regarding our 2021 shareholder engagement and the changes made to our executive compensation program in response thereto, please see page 41 of the Proxy Statement.
Adoption of this shareholder proposal is not necessary to enhance the Board and Compensation Committee’s current ability to align executive compensation and performance outcomes.
The shareholder proposal in Item 5 would require that, when setting executive compensation, the Board be generally prohibited from adjusting any financial performance metric for legal or compliance costs, even if such costs are excluded from the metric for purposes of internal planning and external financial reporting. We believe that the policy set forth by this shareholder proposal is not needed to enhance the Board’s and the Compensation Committee’s ability to effectively and efficiently administer the Company’s incentive compensation program. This shareholder proposal’s suggestion that the Board make exceptions to the application of the policy in individual cases runs counter to the Board’s and Compensation Committee’s philosophy that executive officers should typically be compensated based on achievement of the same pre-determined financial metrics that are used to evaluate the Company’s performance. Given the Compensation Committee’s demonstrated actions to align executive compensation and performance outcomes through the exercise of negative discretion, and the commitment to exercise discretion as appropriate for future events within management’s control, we do not believe that this proposal would improve the Board’s and the Compensation Committee’s current ability to consider and account for significant one-time factors in making executive compensation decisions.
For the foregoing reasons, we believe the proposal is overly prescriptive and would impose a broad and indiscriminate restriction on the Board’s and the Compensation Committee’s ability to design and administer the incentive compensation program. Further, we believe our incentive compensation program is aligned appropriately with performance and long-term shareholder interests.
For the foregoing reasons, the Board of Directors believes that this shareholder proposal is not in the best interests of AmerisourceBergen or our shareholders and therefore recommends a vote AGAINST its adoption.

The section of the Proxy Statement entitled “Other Information — Frequently Asked Questions About the 2022 Annual Meeting of Shareholders and Voting at the Meeting — How many votes are needed for each proposal to pass and how are the votes counted?” is hereby replaced in its entirety with the following:
How many votes are needed for Items 2 through 6 to pass and how are the votes counted?
The Company is incorporated in the State of Delaware and our shares are listed on the New York Stock Exchange (“NYSE”). As a result, the Delaware General Corporation Law (“DGCL”) and NYSE listing standards govern the voting standards applicable to actions taken by our shareholders.
Under our Bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter are required to approve Items 2, 3, 4, 5, and 6 set forth on the Proxy Card.
Please see the below chart for a summary of the required votes, as well as the impacts of abstentions and broker non-votes, for Items 2 through 6 set forth on the Proxy Card:
Item	Voting Approval Standard	Effect of Abstention(1)	Effect of Broker Non-Vote(2)
2. Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2022	Majority of shares present and entitled to vote on the matter	Counted as a vote against	Not applicable
3. Advisory vote to approve the compensation of named executive officers	Majority of shares present and entitled to vote on the matter	Counted as a vote against	No effect
4. Approval of the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan	Majority of shares present and entitled to vote on the matter	Counted as a vote against	No effect
5. Shareholder proposal to adopt a policy that no financial performance metric be adjusted to exclude legal or compliance costs in determining executive compensation	Majority of shares present and entitled to vote on the matter	Counted as a vote against	No effect
6. Shareholder proposal regarding the threshold for calling a special meeting	Majority of shares present and entitled to vote on the matter	Counted as a vote against	No effect

(1)
Under the DGCL, shares that abstain with respect to Items 2, 3, 4, 5, and 6 constitute shares that are present and entitled to vote and, accordingly, have the practical effect of being voted “against” such items.

(2)
Under NYSE rules, Item 2 is considered a “routine” proposal on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Items 3 through 6 are not considered to be routine matters and brokers will not be entitled to vote thereon unless beneficial owners provide voting instructions. Accordingly, broker non-votes will not be counted toward the tabulation of votes on Items 3, 4, 5, and 6.

The section of the Proxy Statement entitled “Requirements for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Shareholders” is hereby replaced in its entirety with the following:
Requirements for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Shareholders
Shareholder Proposals for Inclusion in the 2023 Proxy Statement
Any shareholder proposal that is intended to be presented by such shareholder at AmerisourceBergen’s 2023 Annual Meeting of Shareholders must be received in writing by September 29, 2022 in order to be considered for inclusion in the 2023 proxy statement and the form of proxy relating to the 2023 meeting. All proposals should be submitted, along with proof of ownership of AmerisourceBergen Common Stock in accordance with SEC Rule 14a-8(e)(2), to: Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428. Shareholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws. Failure to deliver a proposal by these means may result in it not being deemed timely received.
Other Shareholder Proposals for Presentation at the 2023 Annual Meeting of Shareholders
Shareholders of record who do not submit a proposal for inclusion in AmerisourceBergen’s proxy materials under SEC Rule 14a-8, but who instead intend to nominate a person for election as director or to introduce an item of business at the 2023 Annual Meeting of Shareholders must provide advance written notice to us in accordance with our bylaws. Our bylaws set forth the procedures that must be followed and the information that must be provided in order for a shareholder to nominate a person for election as director or to introduce an item of business at the 2023 Annual Meeting of Shareholders. We must receive notice of your intention to introduce a nomination or other item of business at the 2023 Annual Meeting of Shareholders no earlier than November 10, 2022 and no later than December 10, 2022. Such notice should be addressed to Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428, and must include the information set forth in our bylaws. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2023 Annual Meeting of Shareholders will confer discretionary authority with respect to any such proposal.
The Chairman of the 2023 Annual Meeting of Shareholders may refuse to allow the transaction of any business or acknowledge the nomination of any person not made in compliance with the procedures set forth for such matters in our bylaws.
Proxy Access Shareholder Proposals for the 2023 Annual Meeting of Shareholders
Eligible shareholders who do not seek to use the advance notice provisions for nomination of directors in Section 2.03(c) of our bylaws, but who instead intend to nominate a person for election as director under the proxy access provision in our bylaws must comply with the provisions of and provide notice to us in accordance with Section 3.16 of our bylaws. That Section sets forth the shareholder eligibility requirements and other procedures that must be followed and the information that must be provided to us in order for an eligible shareholder to have included in our proxy materials for the 2023 Annual Meeting of Shareholders up to two nominees for election as director at the Annual Meeting of Shareholders. We must receive the required notice and information specified in Section 3.16 no earlier than August 30, 2022 and no later than September 29, 2022. Such notice should be addressed to Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2023 Annual Meeting of Shareholders will confer discretionary authority with respect to any such nomination.
Other Shareholder Communications
Shareholder communications may be submitted at any time in writing to: Kourosh Q. Pirouz, Vice President, Associate General Counsel and Secretary, AmerisourceBergen Corporation, 1 West First Avenue, Conshohocken, PA 19428. Shareholder communications are communications from any shareholder to the Board of Directors, any committee or any director on matters that relate reasonably to their respective duties and responsibilities. Shareholder communications do not include shareholder proposals (discussed above) and shareholder recommendations for director nominee candidates (discussed under “Corporate Governance and Related Matters — Shareholder Engagement — Shareholder Recommendations for Director Nominees”).

AmerisourceBergen’s Secretary will determine, in his good faith judgment, which shareholder communications will be relayed to the Board of Directors, any committee or any director.
Householding
As permitted by the rules of the SEC, we have adopted the procedure of  “householding” whereby we deliver a single set of proxy materials to one address shared by two or more of our shareholders. This procedure can result in significant cost savings. We have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the proxy materials to any shareholder at the shared address to which a single copy of these documents was delivered. To make such a request, please contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. If you are a shareholder currently sharing an address with another of our shareholders and wish to have your future proxy materials householded, or your materials are currently householded and you would prefer to receive separate materials in the future, please make a request to change your householding status, as indicated above.

The changes set forth in this Revised Definitive Proxy have been incorporated into the Notice of 2022 Annual Meeting of Shareholders and the Proxy Statement, which are available on the internet at www.proxyvote.com, and should be read together with the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to Be Held on March 10, 2022
This Revised Definitive Proxy, the Notice of 2022 Annual Meeting of Shareholders, the Proxy
Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.